ROBBINS & MYERS, INC.

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTS

	The undersigned, in her capacity as a person required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"),
hereby appoints John M. McCann and Christopher M. Hix, and each of them individually, as her true and lawful attorney-in-fact and agent, with full power of substitution, to execute in her name, place, and stead and to file with the
Securities and Exchange Commission any report which the undersigned is required to file under Section 16 with respect to her beneficial ownership of securities of Robbins & Myers, Inc., an Ohio corporation, or any amendment to any such report.

	IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 15th day of January, 2009.

/s/ Linn S. Harson